EXHIBIT 10.5

CERTAIN INFORMATION INDICATED BY [ * * * ] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

FIRST AMENDMENT OF THE LICENSE AGREEMENT

          This First Amendment of the License Agreement (the “First Amendment”) is dated as of June 28, 2013 (the “First Amendment Date”), by and among Medtronic, Inc., a Minnesota corporation (“Medtronic”), Medtronic VidaMed, Inc., a Delaware corporation and wholly-owned subsidiary of Medtronic (“VidaMed”), and Urologix, Inc., a Minnesota corporation (“Urologix”), and amends the License Agreement dated as of September 6, 2011, by and among Medtronic, VidaMed and Urologix (as amended, the “License Agreement”). Capitalized terms not defined in this First Amendment have the meaning given to such terms in the License Agreement.

RECITALS

A.

On September 6, 2011, Medtronic, VidaMed and Urologix entered into a series of transactions, including granting to Urologix an exclusive license under Medtronic’s and VidaMed’s intellectual property relating to the Prostiva RF Therapy System pursuant to the License Agreement.

B.	The Parties now desire to amend the License Agreement as set forth below.

TERMS OF AGREEMENT

          In consideration of the promises, covenants and other valuable consideration, the sufficiency of which is hereby acknowledged, Medtronic, VidaMed and Urologix agree as follows:

1. Earned Royalties. The first sentence contained in Section 3.2 of the License Agreement shall be amended and restated as follows:

          “Except as provided in Section 3.3.2 or Section 3.8, Urologix shall pay Medtronic earned royalties (“Earned Royalties”) equal to [* * *] percent ([* * *]%) of Net Sales during the first Contract Year, and [* * *] percent ([* * *]%) of Net Sales during each Contract Year of the Term thereafter.”

2. Minimum Royalties. The first sentence contained in Section 3.3.1 of the License Agreement shall be amended to replace the reference to “commencing in the third Contract Year” contained therein with a reference to “commencing in the second Contract Year.”

3. Counterparts. This First Amendment may be executed in counterparts, any of which may be executed and delivered via facsimile or other electronic delivery, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument

4. License Agreement. Except to the extent provided above, the remaining terms and conditions of the License Agreement remain in full force and effect.

[The remainder of this page is intentionally left blank.]

          The duly authorized representatives of the parties have signed this First Amendment as of the First Amendment Date.

MEDTRONIC, INC.		UROLOGIX, INC.

By:	/s/ Thomas M. Tefft	By:	/s/ Greg Fluet
Name:	Thomas M. Tefft	Name:	Greg Fluet
Title:	Senior Vice President & President,	Title:	Chief Executive Officer
Neuromodulation

MEDTRONIC VIDAMED, INC.

By:	/s/ Thomas M. Tefft
Name:	Thomas M. Tefft
Title:	President

[Signature page to First Amendment of the License Agreement.]